Exhibit 99.1

Union First Market Bankshares Receives Regulatory Approval for Acquisition of StellarOne Corporation

Richmond, Va., October 11, 2013 – Union First Market Bankshares Corporation (“Union”) announced that it received regulatory approval from the Federal Reserve Bank of Richmond and from the Virginia State Corporation Commission to move forward with its acquisition of StellarOne Corporation (“StellarOne”).

“We are delighted to have received all of the regulatory approvals needed to proceed with the acquisition,” said G. William Beale, CEO of Union First Market Bankshares. “The integration teams are hard at work building the next great Virginia bank and we remain on track to close the acquisition in early January 2014.”

ABOUT UNION FIRST MARKET BANKSHARES CORPORATION

Headquartered in Richmond, Virginia, Union First Market Bankshares Corporation (NASDAQ: UBSH) is the holding company for Union First Market Bank, which has 90 branches and more than 150 ATMs throughout Virginia. Non-bank affiliates of the holding company include: Union Investment Services, Inc., which provides full brokerage services; Union Mortgage Group, Inc., which provides a full line of mortgage products; and Union Insurance Group, LLC, which offers various lines of insurance products. Union First Market Bank also owns a non-controlling interest in Johnson Mortgage Company, L.L.C.

Additional information on the Company is available at http://investors.bankatunion.com

About StellarOne

StellarOne Corporation (NASDAQ: STEL) is a traditional community bank with assets of $3.01 billion offering a full range of business and consumer banking services, including trust and wealth management services. Through the activities of its sole subsidiary, StellarOne Bank, StellarOne operates more than 50 full-service financial centers, two loan production offices, and more than 60 ATMs serving the New River Valley, Roanoke Valley, Shenandoah Valley, Richmond, Tidewater, and Central and North Central Virginia.

Additional Information and Where to Find It

In connection with the proposed merger, Union has filed with the Securities and Exchange Commission (the “SEC”) a registration statement on Form S-4 that includes a preliminary joint proxy statement/prospectus. Union and StellarOne will deliver the definitive joint proxy statement/prospectus to their respective stockholders seeking their approval of the merger and related matters. In addition, each of Union and StellarOne may file other relevant documents concerning the proposed merger with the SEC.

Investors and stockholders of both companies are urged to read the registration statement on Form S-4 and the definitive joint proxy statement/prospectus (when it becomes available) and any other relevant documents to be filed with the SEC in connection with the proposed merger because they will contain important information about Union, StellarOne and the proposed transaction. Investors and stockholders may obtain free copies of these documents through the website maintained by the SEC at www.sec.gov. Free copies of the definitive joint proxy statement/prospectus, when available, also may be obtained by directing a request by telephone or mail to Union First Market Bankshares Corporation, 1051 East Cary

Union First Market Bankshares

October 11, 2013

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Street, Suite 1200, Richmond, Virginia 23219, Attention: Investor Relations (telephone: (804) 633-5031), or StellarOne Corporation, 590 Peter Jefferson Pkwy, Suite 250, Charlottesville, Virginia 22911, Attention: Investor Relations (telephone: (434) 964-2217), or by accessing Union’s website at www.bankatunion.com under “Investor Relations” or StellarOne’s website at www.stellarone.com under “Investor Relations.” The information on Union’s and StellarOne’s websites is not, and shall not be deemed to be, a part of this release or incorporated into other filings either company makes with the SEC.

Union and StellarOne and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Union and/or StellarOne in connection with the merger. Information about the directors and executive officers of Union is set forth in the proxy statement for Union’s 2013 annual meeting of stockholders filed with the SEC on March 13, 2013. Information about the directors and executive officers of StellarOne is set forth in the proxy statement for

StellarOne’s 2013 annual meeting of stockholders filed with the SEC on April 9, 2013. Additional information regarding the interests of these participants and other persons who may be deemed participants in the merger may be obtained by reading the definitive joint proxy statement/prospectus regarding the merger when it becomes available.

Forward-Looking Statements

Statements made in this release, other than those concerning historical financial information, may be considered forward-looking statements, which speak only as of the date of this release and are based on current expectations and involve a number of assumptions. These include statements as to the anticipated benefits of the merger, including future financial and operating results, cost savings and enhanced revenues that may be realized from the merger as well as other statements of expectations regarding the merger and any other statements regarding future results or expectations. Each of Union and StellarOne intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and is including this statement for purposes of these safe harbor provisions. The companies’ respective abilities to predict results, or the actual effect of future plans or strategies, is inherently uncertain. Factors which could have a material effect on the operations and future prospects of each of Union and StellarOne and the resulting company, include but are not limited to: (1) the businesses of Union and/or StellarOne may not be integrated successfully or such integration may be more difficult, time-consuming or costly than expected; (2) expected revenue synergies and cost savings from the merger may not be fully realized or realized within the expected time frame; (3) revenues following the merger may be lower than expected; (4) customer and employee relationships and business operations may be disrupted by the merger; (5) the ability to obtain required regulatory and stockholder approvals, and the ability to complete the merger on the expected timeframe may be more difficult, time-consuming or costly than expected; (6) changes in interest rates, general economic conditions, legislative/regulatory changes, monetary and fiscal policies of the U.S. government, including policies of the U.S. Treasury and the Board of Governors of the Federal Reserve; the quality and composition of the loan and securities portfolios; demand for loan products; deposit flows; competition; demand for financial services in the companies’ respective market areas; their implementation of new technologies; their ability to develop and maintain secure and reliable electronic systems; and accounting principles, policies, and guidelines, and (7) other risk factors detailed from time to time in filings made by Union or StellarOne with the SEC. Union and StellarOne undertake no obligation to update or clarify these forward-looking statements, whether as a result of new information, future events or otherwise.

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Contact: Bill Cimino (804) 448-0937, VP and Director of Corporate Communications